Exhibit 8.2

Joe R. Lane (1858-1931)

Charles M. Waterman (1847-1924)

C. Dana Waterman III

Charles E. Miller*

James A. Mezvinsky

David A. Dettmann*

Terry M. Giebelstein*

Rand S. Womo

Curtis E. Beason

Robert V. P. Waterman,Jr,*

Peter J. Benson*

Michael L. Noyes

R. Scott Van Vooren*

Thomas D. Waterman*

John D. Telleen*

Richard A. Davidson*

Michael P. Byrne*

Edmund H. Carroll*

Jeffrey W. Paul*

Theodore F. Olt III*

Cameron A. Davidson*

Judith L. Hermann*

Robbert B. McMonagle*

Christopher J. Currna*

Joseph C. Judge*

Jason J. O’Rourke*

LANE & WATERMAN LLP Established 1854 220 North Main Street, Suite 60 Davenport, Iowa 52801-1987 Telephone (563) 324-3246 Fax (563)324-1616 August 14, 2008

Troy D. Venner*

Courtney M. Kay-Decker*

Troy A. Howell*

Diane E. Reinsch*

Catherine E. E. Hult*

Mikkie R. Schiltz*

Diane E. Puthoff*

Stacey L. Hall*

Wendy S. Meyer*

Ian J. Russell

Benjamin J. Patterson*

Douglas R. Lindstorn, Jr..*

April A. Marshall*

Adam P. Humes

Of Counsel

Robert A. Van Vooren*

Thomas N. Kamp

William C. Davidson*

*Also Admmitted in Illinios

224 18th Street, Suite 500

Rock Island Illinois 61201-8739

Telephone (305) 786-600

Fax (309) 786-1794

JOHN DEERE CAPITAL CORPORATION

One E. First Street, Suite 600

Reno, NV 89501

JOHN DEERE RECEIVABLES, INC.

One E. First Street, Suite 600

Reno, NV 89501

RE:	REGISTRATION STATEMENT ON FORM S-3 (the “Registration Statement”)

Ladies and Gentlemen:

We have acted as special Iowa tax counsel for John Deere Receivables, Inc., a Nevada corporation (“Deere Receivables”), in connection with the Registration Statement on Form S-3, as amended (the “Registration Statement”), filed by Deere Receivables with the Securities and Exchange Commission under the Securities Act of 1933, as amended,

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement; (ii) the Preliminary Prospectus included in the Registration Statement; and (iii) the Prospectus Supplement included in the Registration Statement (collectively the “Documents”). As to any facts material to the opinion expressed herein, we have relied solely upon the factual matters contained in the representations and statements made in the Documents and we have not independently established or verified their accuracy. We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies. We have also assumed the due execution and delivery pursuant to due authorization by each of the entities party to the Documents.

LANE & WATERMAN LLP

JOHN DEERE CAPITAL CORPORATION

JOHN DEERE RECEIVABLES, INC.

August 14, 2008

We are members of the Bar of the State of Iowa, and we express no opinion as to the laws of any jurisdiction other than the laws of the United States of America and the State of Iowa.

We hereby confirm that (the statements set forth in the Prospectus Supplement forming a part of the Registration Statement under the caption “CERTAIN TAX CONSIDERATIONS” accurately describe the material Iowa income tax consequences to holders of Notes and the Certificates.

We know that we are referred to under the headings “CERTAIN TAX CONSIDERATIONS” and “LEGAL OPINIONS” in the Prospectus Supplement and the heading “LEGAL OPINIONS” in the Prospectus and we hereby consent to the use of our name therein.

We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement.

Very truly yours,

/s/ LANE & WATERMAN LLP